                                                      Exhibit 99.1



                                    CONTACT:  Thomas E. D'Ambra, Ph.D.
                                              Chairman & CEO

                                              David P. Waldek, M.B.A.,
                                              C.P.A.
                                              Chief Financial Officer

                                    PHONE:    518-464-0279
                                    FAX:      518-464-0289



            ALBANY MOLECULAR RESEARCH, INC. FACILITATES FINANCING OF MANAGEMENT BUYOUT OF NYCOMED AMERSHAM CHEMICAL PRODUCTION FACILITY IN
 RENSSELAER, NEW YORK.  EXPANDS CHEMICAL DEVELOPMENT SERVICES THROUGH MINORITY
                OWNERSHIP OF NEW COMPANY ORGANICHEM CORPORATION


ALBANY, NEW YORK, DECEMBER 21, 1999 - Albany Molecular Research, Inc. (NASDAQ:
AMRI) announced today its strategic investment in Organichem Corporation to facilitate financing of a management buyout of the Nycomed Amersham, plc chemical manufacturing facility in Rensselaer, New York.

     Earlier today, Organichem Corporation announced the closing of a purchase agreement with Nycomed Amersham, the former owner of the facility. Organichem was formed by the management team of the Nycomed Amersham chemical manufacturing operation in Rensselaer, NY, who will remain with the new company as operating management. Under the terms of the Organichem purchase agreement, current customers, of which Nycomed Amersham is the most significant, have agreed to multi-year contracts for manufacture and supply of pharmaceutical intermediates and active ingredients. Minimum revenues from the supply agreement are expected to be approximately $50 million per year. In addition to supply of bulk chemicals to current customers, Organichem will continue its manufacturing relationships with other pharmaceutical and life sciences companies, previously developed by this management team under the Nycomed Amersham name. As an independent contract manufacturing organization, Organichem will be a minority owned affiliate of Albany Molecular Research, Inc., and will be integrated with AMRI's chemical development services business.

     The state-of-the-art facility provides a wide range of third-party development and manufacturing capabilities to the chemical and pharmaceutical industry and operates under strict FDA (Food and Drug Administration) cGMP (current Good Manufacturing Practices) compliance. It has manufactured ethical and over-the-counter drugs for more than 100 years, and was the primary bulk manufacturing site and center of manufacturing for Sterling Drug Inc. from 1917 until 1994, when the plant was sold to Nycomed.

     The 222,778-square-foot facility on 23 acres has undergone more than $80 million of renovations in the past 15 years, making it among the most modern, comprehensive chemical manufacturing facilities in the world. Currently, the Rensselaer site has 174 employees; all are expected to remain with the new business. The Organichem managers anticipate that at least another 25 could be hired over the next five years.

     The eight managers involved in the purchase have combined experience in the pharmaceutical industry of over 150 years. Several of them have been at the Rensselaer facility for much of their careers. Chemists and engineers at Organichem offer expertise in many chemical technologies and are accomplished in every phase of bulk chemical development. The company can accommodate virtually any requirement in the bulk chemical development process. It provides an integrated development service from laboratory to scale-up and equipment from small-scale laboratory glassware to 2,000-gallon production reactors.

     AMRI's financing in the new company includes a $15 million equity investment for a 37.5% stake in Organichem and $15 million in debentures, which are convertible into additional equity of Organichem. Senior debt financing was provided by KeyBank. In addition to the conversion feature of the debentures, AMRI will have the option after three years to purchase the remaining Organichem shares.

     Thomas E. D'Ambra, Ph.D., Chairman and CEO of Albany Molecular Research, Inc. stated, "Our participation in Organichem Corporation constitutes an important expansion and extension of AMRI's chemical development services, from early stage process research, through clinical trial manufacture to market launch and beyond. Under the Nycomed Amersham name, the management and employees of Organichem have already established a number of important relationships with multiple pharmaceutical companies. Our due diligence revealed similar values and culture: high standards and ethics and an emphasis on strong customer service. Very importantly, our respective facilities are located nearby. We expect immediate performance synergies between Organichem and our Chemical Development business unit. AMRI's and Organichem's customers will have a single, high quality source for CMO services from benchtop to pilot lab to manufacturing scale."

     D'Ambra continued, "Just as important as the business and facilities, was the caliber and commitment of the senior managers of Organichem, led by John Fallone. John and his team have built a world class production business, and we are excited about the growth prospects of Organichem in the rapid movement to outsourcing by our pharmaceutical customers. The establishment of an affiliate relationship and option for the eventual total acquisition of Organichem is an important step in our plan for the long-term growth and success of AMRI. As the outsourcing of chemical development services and active pharmaceutical ingredient manufacturing grows, we are confident that this new relationship establishes AMRI as a leader in this expanding market. We have high expectations for AMRI's ability to continue growing market share, but we remain committed to the belief that our success will only be assured by our customers who must be completely satisfied in our performance, our standards and our service."

     Added David P. Waldek, AMRI's Chief Financial Officer, "The revenues projected from the Organichem supply agreements are not subject to cancellation or delay. Furthermore, from an accounting standpoint, AMRI's investment in Organichem is projected to be slightly accretive to earnings in fiscal 2000."

     The managers involved in the buyout include John A. Fallone, former vice president of manufacturing at Nycomed Amersham, who has been named President and CEO of Organichem Corporation; Kenneth DeGrocco, director, finance; John F. Devlin, director, research & development; Patricia Ellis, director, quality; Walter W. Foust, Jr., director, human resources; Gene Mierzwa, director, materials management; Larry Moser, director, facilities; and Mark S. Sorrentino, director, production.

     AMRI will also hold a teleconference today at 1:30 p.m. to discuss the strategic benefits of the transaction. The call-in number for the teleconference is 1-800-230-1093 within the United States and (612) 332-0523 for international locations.

ABOUT ALBANY MOLECULAR RESEARCH, INC.

     Albany Molecular Research is an integrated contract chemistry organization that offers a broad range of chemistry research and development services to pharmaceutical and biotechnology companies involved in drug discovery and development. The Company offers services traditionally provided by chemistry divisions within pharmaceutical companies, including discovery (medicinal) chemistry, chemical development, analytical chemistry, and active ingredient bulk manufacturing. The Company's objective is to be the leading provider of comprehensive outsourced chemistry to the pharmaceutical and biotechnology industries. More information about Albany Molecular Research, Inc. is available on the World Wide Web at "www.albmolecular.com".

                                     *****

     Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. The Company's actual results may differ materially from such forward-looking statements. Factors which could cause such differences include, but are not limited to, the Company's ability to attract and retain experienced scientists, trends in pharmaceutical and biotechnology companies outsourcing chemical research and development, sales of Allegra/Telfast and the Company's receipt of significant royalties from the Allegra/Telfast license agreement, the Company's ability to enforce its intellectual property and technology, and the Company's ability to effectively manage its growth, as well as those discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 as filed with the Securities and Exchange Commission on March 31, 1999 and the Company's other SEC filings.